As filed with the Securities and Exchange Commission on December 9, 2019
No. 333-223469
No. 333-219505
No. 333-212728
No. 333-207840
No. 333-199638
No. 333-191996
No. 333-184634
No. 333-177669
No. 333-160955
No. 333-152655
No. 333-149603
No. 333-138497
No. 333-126296
No. 333-107980
No. 333-65908
No. 333-39716
No. 333-91977
No. 333-70083

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-223469
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-219505
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-212728
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-207840
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-199638
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-191996
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-184634
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177669
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-160955
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-152655
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-149603
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-138497
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-126296
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-107980
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-65908
Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-39716
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-91977
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70083

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CELGENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34912	22-2711928
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

86 Morris Avenue, Summit, New Jersey, 07901
(908) 673-9000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan)
Celgene Corporation 2014 Equity Incentive Plan (F/K/A Juno Therapeutics, Inc. 2014 Equity Incentive Plan)
Pharmion Corporation 2000 Stock Incentive Plan
    Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan
Celgene Corporation 1995 Non-Employee Directors’ Incentive Plan
Celgene Corporation 1992 Long-Term Incentive Plan
Non-Plan Stock Option Agreements
 (Full title of the plan)

Katherine R. Kelly
Celgene Corporation
86 Morris Avenue
Summit, New Jersey 07901
(908) 673-9000
(Name, Address and Telephone number, including area code, of Agent for Service)

With a copy to:
Sophia Hudson, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•
Registration Statement No. 333-223469, registering 20,403,384 common shares, par value $0.01 per share (the “Common Stock”), of Celgene Corporation (“Celgene”) for the Celgene Corporation 2014 Equity Incentive Plan (F/K/A Juno Therapeutics, Inc. 2014 Equity Incentive Plan).

•
Registration Statement No. 333-219505, registering 10,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-212728, registering 17,500,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-207840, registering 19,800,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-199638, registering 18,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-191996, registering 9,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-184634, registering 14,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-177669, registering 11,200,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-160955, registering 18,409,450 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-152655, registering 10,155,135 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•	Registration Statement No. 333-149603, registering 1,225,000 shares of Common Stock for the Pharmion Corporation 2000 Stock Incentive Plan.

•
Registration Statement No. 333-138497, registering 22,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-126296, registering 6,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-107980, registering 4,137,031 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan) and the Anthrogenesis Corporation Qualified Employee Incentive Stock Option Plan.

•
Registration Statement No. 333-65908, registering 2,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-39716, registering 2,000,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan).

•
Registration Statement No. 333-91977, registering 1,000,000 shares of Common Stock for the Celgene Corporation 1992 Long-Term Incentive Plan and the Celgene Corporation 1995 Non-Employee Directors’ Incentive Plan.

•
Registration Statement No. 333-70083, registering 1,890,000 shares of Common Stock for the Celgene Corporation 2017 Stock Incentive Plan (F/K/A Celgene Corporation 2008 Stock Incentive Plan, Celgene Corporation 1998 Stock Incentive Plan and Celgene Corporation 1998 Long-Term Incentive Plan) and the Non-Plan Stock Option Agreements.

On November 20, 2019, Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) completed its acquisition of Celgene. Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 2, 2019, among Bristol-Myers Squibb, Celgene and Burgundy Merger Sub, Inc., a wholly owned subsidiary of Bristol-Myers Squibb (“Merger Sub”), Merger Sub merged with and into Celgene (the “Merger”), with Celgene surviving as a wholly owned subsidiary of Bristol-Myers Squibb.

At the effective time of the Merger (the “Effective Time”), (a) each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than excluded stock and dissenting stock) was automatically cancelled and converted into the right to receive (i) $50.00 in cash without interest thereon, (ii) one share of common stock, par value $0.10 per share, of Bristol-Myers Squibb and (iii) one contingent value right, and (b) equity awards relating to Common Stock were treated in accordance with the Merger Agreement.

As a result of the Merger, Celgene has terminated any and all of the offerings of Celgene’s securities pursuant to the Registration Statements. Celgene hereby removes from registration any and all of the securities of Celgene registered under the Registration Statements that remain unsold as of the date of this Amendment, and hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Celgene has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey, on the 9th day of December, 2019.

Celgene Corporation
/s/ Katherine R. Kelly
By:	Katherine R. Kelly
Title:	Secretary

No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.